Exhibit 10.9

Offset Agreement

抵销协议

This Offset Agreement (this “Agreement”) is made and entered into as of July 1, 2011, by and between Jiangsu Zhenyu Environmental Protection Technology Co. Ltd. (“Zhenyu”) and Yixing Dragon Path Environment Technology Limited (“YDP”) in Yixing City, Jiangsu Province, China. In this Agreement, Zhenyu and YDP are each referred to as a “Party” and collectively as the “Parties.”

本抵销协议(“本协议”)由江苏振宇环保科技有限公司（“江苏振宇”）和宜兴龙程环保科技有限公司（“宜兴龙程”）于2011年7月1日在中国江苏省宜兴市签订。本协议中的江苏振宇和宜兴龙程分别称为“一方”，合称“双方”。

WHEREAS,

鉴于：

(1) certain Consulting Services Agreement was made and entered into by and between Zhenyu and YDP on January 27, 2010. Pursuant to that agreement, Zhenyu shall pay certain Consulting Services Fee to YDP for YDP’s consulting services before June 30, 2010. Such Consulting Services Fee has not been paid up yet.

2010年1月27日，江苏振宇与宜兴龙程签订了《咨询服务协议》；依据该协议，江苏振宇应当为宜兴龙程在2011年6月30日以前的咨询服务向宜兴龙程支付咨询费。该咨询费尚未支付。

(2) certain Equity Transfer Agreement regarding Jiangsu Jinyu Environmental Engineering Co., Ltd. was made and entered into by and between Zhenyu and YDP on July 1, 2011. Pursuant to that agreement, YDP shall pay certain equity transfer price to Zhenyu for 75% equity interest in Jiangsu Jinyu Environmental Engineering Co., Ltd. (“Jinyu”). Such equity transfer price for 75% equity interest in Jinyu has not been paid up yet.

2011年7月1日，江苏振宇与宜兴龙程签订了《关于江苏锦宇环境工程有限公司股权转让的协议》。依据该协议，宜兴龙程应当为江苏锦宇环境工程有限公司（“锦宇公司”）75%股权向江苏振宇支付股权转让款。该75%锦宇公司股权转让款尚未支付。

(3) certain Agreement on Transfer of the Share in 5 Patents was made and entered into by and between Zhenyu and YDP on July 1, 2011. Pursuant to that agreement, YDP shall pay Zhenyu certain consideration for transferred share in 5 patents. Such consideration for transferred share in 5 patents has not been paid up yet.

2011年7月1日，江苏振宇与宜兴龙程签订了《关于5项专利权的转让协议》。依据该协议，宜兴龙程应当向江苏振宇支付在5个专利中被转让份额的对价。该在5个专利中被转让份额的对价尚未支付。

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the Parties hereto agree as follows:

为此，基于前述考虑和双方合意，双方同意如下：

1. Subject to the approval of the board of directors of the ultimate parent company of YDP, the Parties agree to perform those offset items under this Agreement.

以得到宜兴龙程终极母公司董事会同意为条件，双方同意履行本协议约定的抵销事项。

2. The Parties agree that the Consulting Services Fee payable by Zhenyu to YDP shall be fully offset by the equity transfer price for 75% equity interest in Jinyu and the consideration for transferred share in 5 patents payable by YDP to Zhenyu. As the result of offset, no payment shall be made from Zhenyu to YDP up to date hereof, and vice verse.

双方同意：宜兴龙程应付给江苏振宇的75%锦宇公司股权转让款及在5个专利中被转让份额的对价，与江苏振宇应付给宜兴龙程的咨询费完全互相抵销。作为抵销的结果，至本合同之日，江苏振宇无需向宜兴龙程支付任何款项，反之亦然。

3. Zhenyu and YDP shall cooperate with each other and take all legal measures to complete the offset items under this Agreement.

江苏振宇应当与宜兴龙程互相配合，采取一切合法措施，完成本协议项下抵销事项。

[Following are signature pages.]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first written above.

兹证明，各方在首页注明的日期签署了本协议。

Jiangsu Zhenyu Environmental Protection Technology Co. Ltd.

江苏振宇环保科技有限公司

Legal/Authorized Representative: ______________________

法定代表人/授权代表

Name: LI Boping

姓名：李伯平

Title: Executive Director

职务：执行董事

Yixing Dragon Path Environment Technology Limited

宜兴龙程环保科技有限公司

Legal/Authorized Representative: ______________________

法定代表人/授权代表

Name: LI Boping

姓名：李伯平

Title: Executive Director

职务：执行董事